UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2025

FTI CONSULTING, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-14875	52-1261113
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

555 12th Street NW, Washington, D.C. 20004
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (202) 312-9100

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each Exchange on which Registered
Common Stock, par value $0.01 per share	FCN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 8, 2025, FTI Consulting, Inc. (“FTI Consulting” or the “Company”) and Steven H. Gunby, President and Chief Executive Officer (“CEO”), entered into an Amended and Restated Employment Agreement (the “A&R Employment Agreement”), amending and restating the employment agreement originally entered into as of December 13, 2013, and further amended from time to time (the “Original Agreement”). The A&R Employment Agreement was approved by the Compensation Committee of the Board of Directors (the “Board”) of the Company on December 5, 2025. The A&R Employment Agreement extends the term of the Original Agreement, which was scheduled to terminate on the close of business on June 2, 2027, through the close of business on June 6, 2029 (the “Additional Term”). The Additional Term and each “Renewal Term” (as hereafter defined) will automatically be extended for an additional one-year period (each a “Renewal Term”), unless, (A) the A&R Employment Agreement has been earlier terminated pursuant to its terms, or (B) (i) the CEO has given one hundred twenty (120) days’ prior written notice to FTI Consulting, or (ii) FTI Consulting has given ninety (90) days’ prior written notice to the CEO, of his or its intention not to extend the A&R Employment Agreement for the applicable Renewal Term. The foregoing summary of the A&R Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the A&R Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

Also on December 5, 2025, the Board appointed Ulrike Rabl, 47, as Chief Human Resources Officer, effective January 1, 2026. In connection with Ms. Rabl’s appointment, Holly Paul, the Company’s current Chief Human Resources Officer, will cease serving in that role and as an executive officer of the Company, effective December 31, 2025. Ms. Paul will transition into a senior advisory role. In connection with this transition, the Company and Ms. Paul entered into a Status of Employment Letter (the “Paul Employment Letter”), dated December 5, 2025. Ms. Paul’s existing Offer of Employment Letter, originally dated July 15, 2014, by and between the Company and Ms. Paul, as previously amended, will terminate December 31, 2025, and the Paul Employment Letter will become effective on January 1, 2026. The Paul Employment Letter provides that Ms. Paul will serve on an as-needed basis and will provide services at an hourly rate. Ms. Paul will be eligible to receive a discretionary bonus with a target of 100% of the aggregate hourly fees paid in any calendar year. Ms. Paul’s as-needed status, hourly rate and target discretionary bonus will remain in effect through March 31, 2028. The foregoing summary of the Paul Employment Letter does not purport to be complete and is qualified in its entirety by reference to the complete text of the Paul Employment Letter, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

ITEM 7.01.	Regulation FD Disclosure

A copy of the Company’s press release dated December 9, 2025 announcing the Company’s Chief Human Resources Officer transition is attached to this Current Report on Form 8-K as Exhibit 99.1 and is hereby incorporated by reference herein.

ITEM 9.01.	Financial Statements and Exhibits

10.1	Amended and Restated Employment Agreement, dated December 8, 2025, by and between FTI Consulting, Inc. and Steven H. Gunby.

10.2	Status of Employment Letter, dated December 5, 2025, by and between FTI Consulting, Inc. and Holly Paul.

99.1	Press Release dated December 9, 2025 of FTI Consulting, Inc.

104	The Cover Page from FTI Consulting’s Current Report on Form 8-K dated December 5, 2025, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, FTI Consulting, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTI CONSULTING, INC.

Dated: December 9, 2025	By:	/s/ CURTIS P. LU
	Name:	Curtis P. Lu
	Title:	General Counsel

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